Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-96929 and 333-127340) of our reports dated January 31, 2008 and March 27, 2009 with respect to the financial statements of SENSTAR STELLAR LATIN AMERICA, S.A. DE C.V. as of December 31, 2008 and for the three years then ended, which report appears in this Annual Report on Form 20-F of Magal Security Systems Ltd. for the year ended December 31, 2008.

Mexico, D F	/s/ Salles, Sainz - Grant Thornton, S. C.
July 9, 2009	Salles, Sainz - Grant Thornton, S. C.